Exhibit 10.14
                                                                   -------------


October 25, 2000


Board of Directors
Kasper A.S.L., Ltd.
c/o Alan Miller
Weil Gotshal & Manges
767 Fifth Ave.
New York, NY   10153

Gentlemen:

     The purpose of this letter is to set forth the terms of the engagement of Alvarez & Marsal, Inc. ("A&M") by Kasper A.S.L., (the "Company"), including the scope of the services to be performed and the basis of compensation for those services. Upon your execution, this letter will constitute an agreement between the Company and A&M.


     1.   Description of Services

          (a) A&M shall provide operational consulting and advisory services to the Board of Directors, and the Company's Chief Executive Officer in connection with their efforts in seeking to improve the Company's financial and operating performance. It is anticipated A&M's activities shall include the following:

               (i) Review of the Company's 2001 Business Plan based upon a review of the operations of the various segments of the Company's business, and recommendations to modify such plan, if appropriate;

               (ii) Assistance in identification of additional cost reduction and operations improvement opportunities through review of the Company's facilities, personnel and operating procedures, and the implementation thereof;

               (iii) Assistance in  communications  with various creditor groups and  availability  to  meet  with  representatives  of such creditor groups to discuss the business operations, financial performance and condition of the Company and the progress made to effectuate the business plan and any modifications thereof;

               (iv) Other activities as approved by the Board of Directors or the Chief Executive Officer.

          It is understood that the services to be rendered by A&M may include assistance in the preparation of projections and other forward-looking statements. It is also understood that numerous factors can affect the actual results of the Company's operations, which may materially and adversely differ from those projections. In addition, A&M will be relying on information provided by the Company in assisting in the preparation of those projections and other forward-looking statements.

          In rendering its services to the Company, A&M will report directly to the Board of Directors and the CEO and will make recommendations to and consult with the Board of Directors or to such committees thereof or other senior officers as the Board or CEO directs.

          (b) Steven Cohn of A&M will be responsible for the overall engagement and will devote substantially all of his time to the engagement. Other A&M personnel (possibly including subcontractors) will assist Steven as needed.


2.   Compensation

     (a)  A&M will receive fees based on the following hourly rates:

              Steven Cohn                 $450
              Managing Directors          $400 - $425
              Directors                   $350 - $400
              Associates                  $275 - $340
              Analysts                    $145 - $220

          Such rates shall be subject to adjustment annually at such time as A&M adjusts its rates generally.

     (b) In addition, A&M will be reimbursed for its reasonable out-of-pocket expenses incurred in connection with this assignment, such as travel, lodging and telephone charges. In addition, A&M shall be reimbursed for the reasonable fees and expenses of its counsel incurred in connection with the preparation, negotiation and approval of this agreement. All fees and expenses will be billed and payable on a monthly basis.

     (c) The Company and A&M mutually agree that they will no later than 45 days after the date hereof, in good faith, establish the basis and amount of incentive compensation, criteria for which will be established by A&M and the Company, once additional information has been obtained to determine such appropriate compensation.

3.   Retainer

     The Company shall promptly remit to A&M a retainer in the amount of $150,000, which shall be returned or credited against any amounts due at the termination of this engagement.

4.   Term

     The engagement will commence as of the date hereof and may be terminated by either party without cause by giving 30 days' written notice to the other party. In the event of termination, any fees and expenses due to A&M shall be remitted promptly and except as provided for herein, A&M shall remain entitled to the incentive compensation which has been agreed upon provided the criteria therefor are satisfied, as long as the qualifying event shall occur within one year of A&M's termination.

5.   Relationship of the Parties

     The parties intend that an independent contractor relationship will be created by this engagement letter. Neither A&M nor any of its personnel or subcontractors is to be considered an employee or agent of the Company and the personnel and subcontractors of A&M are not entitled to any of the benefits that the Company provides for the Company" employees. The Company acknowledges that A&M's engagement shall not constitute an audit, review or compilation, or any other type of financial statement reporting engagement that is subject to the rules of the AICPA, SEC or other state or national professional or regulatory body.

6.   No Third Party Beneficiary

     The Company acknowledges that all advice (written or oral) given by A&M to the Company in connection with this engagement is intended solely for the benefit and use of the Company (limited to its Board and management and other professionals as the Board or management may direct) in considering the matters to which this engagement relates. The Company agrees that no such advice shall be used for any other purpose or reproduced, disseminated, quoted or referred to at any time in any manner or for any purpose other than accomplishing the tasks referred to herein or in discussions with the Company's lenders, shareholders or debt holders in connection with such tasks, without A&M's prior approval (which shall not be unreasonably withheld), except as required by law.

7.   Conflicts

     A&M is not currently aware of any relationship that would create a conflict of interest with the Company or those parties-in-interest of which you have made us aware. Because A&M is a consulting firm that serves clients on a national basis in numerous cases, both in and out of court, it is possible that A&M may have rendered services to or have business associations with other entities or people which had or have or may have relationships with the Company, including creditors of the Company. In the event you accept the terms of this engagement, A&M will not represent the interests of any such entities or people in connection with this matter.

8.   Confidentiality / Non-Solicitation

     A&M shall keep as confidential all non-public information received from the Company in conjunction with this engagement, except: (i) as requested by the Company or its legal counsel; (ii) as required by legal proceedings or
     (iii) as reasonably required in the performance of this engagement. The Company agrees not to solicit, recruit or hire any employees of A&M for a period of two years subsequent to the termination of this agreement.

9.   Indemnification

     The attached indemnification agreement is incorporated herein by reference and shall be executed upon the acceptance of this agreement. Termination of this engagement shall not affect these indemnification provisions, which shall remain in full force and effect.

10.  Miscellaneous

     This engagement letter (together with the attached  indemnity  provisions):
     (a) shall be governed and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof; (b) incorporates the entire understanding of the parties with respect to the subject matter hereof; and (c) may not be amended or modified except in writing executed by both parties hereto. The Company and A&M agree to waive trial by jury in any action, proceeding or counterclaim brought by or on behalf of the parties hereto with respect to any matter relating to or arising out of the engagement or the performance or non-performance of A&M hereunder. In the event the Company files under Chapter 11, the Company and A&M agree that the Bankruptcy court shall have jurisdiction over any and all matters arising under or in connection with this engagement letter and the indemnity provisions and in connection with the services rendered by A&M hereunder. .


     Please  sign  the  enclosed   copy  of  this   proposal  and  the  attached
Indemnification Agreement to acknowledge your agreement with their terms.

                                             Very truly yours,

                                             Alvarez & Marsal, Inc.


                                             By:   /s/ Steven Cohn
                                                   ---------------
                                                   Steven Cohn
                                                   Managing Director

                  Accepted and agreed:

                  Kasper A.S.L., Ltd.


                  By:  /s/ Arthur S. Levine
                       --------------------
                       Arthur S. Levine
                       Chief Executive Officer

                            INDEMNIFICATION AGREEMENT


This indemnity is made part of an agreement, dated October 25, 2000 (which together with any renewals, modifications or extensions thereof, is herein referred to as the "Agreement") by and between Alvarez & Marsal, Inc. ("A&M") and Kasper A.S.L., Ltd. (the "Company"), for services to be rendered to the Company by A&M.

A. The Company agrees to indemnify and hold harmless each of A&M, its shareholders, employees, agents, representatives and subcontractors (each, an "Indemnified Party" and collectively, the "Indemnified Parties") against any and all losses, claims, damages, liabilities, penalties, obligations and expenses, including the costs for counsel or others (including employees of A&M, based on their then current hourly billing rates) in investigating, preparing or defending any action or claim, whether or not in connection with litigation in which any Indemnified Party is a party, or enforcing the Agreement (including these indemnity provisions), as and when incurred, caused by, relating to, based upon or arising out of (directly or indirectly) the Indemnified Parties' acceptance of or the performance or nonperformance of their obligations under the Agreement; provided, however, such indemnity shall not apply to any such loss, claim, damage, liability or expense to the extent it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted from such Indemnified Party's gross negligence or willful misconduct. The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement of A&M, except to the extent for any such liability for losses, claims, damages, liabilities or expenses that are found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted from such Indemnified Party's gross negligence or willful misconduct. The Company further agrees that it will not, without the prior consent of an Indemnified Party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which such Indemnified Party seeks indemnification hereunder (whether or not such Indemnified Party is an actual party to such claim, action, suit or proceedings) unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liabilities arising out of such claim, action, suit or proceeding, which consent shall not be unreasonably withheld.

B. These indemnification provisions shall be in addition to any liability which the Company may otherwise have to the Indemnified Parties.

C. If any action, proceeding or investigation is commenced to which any Indemnified Party proposes to demand indemnification hereunder, such Indemnified Party will notify the Company with reasonable promptness; provided, however, that any failure by such Indemnified Party to notify the Company will not relieve the Company from its obligations hereunder, except to the extent that such failure shall have actually prejudiced the defense of such action. The Company shall promptly pay expenses reasonably incurred by any Indemnified Party in defending, participating in, or settling any action, proceeding or investigation in which such Indemnified Party is a party or is threatened to be made a party or otherwise is participating in by reason of the engagement under the Agreement, upon submission of invoices therefor, whether in advance of the final disposition of such action, proceeding, or investigation or otherwise. Each Indemnified

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Party hereby  undertakes,  and the Company  hereby accepts its  undertaking,  to repay any and all such amounts so advanced if it shall ultimately be determined that such Indemnified Party is not entitled to be indemnified therefor. If any such action, proceeding or investigation in which an Indemnified Party is a party is also against the Company, the Company may, in lieu of advancing the
expenses  of  separate  counsel  for  such  Indemnified   Party,   provide  such
Indemnified  Party with legal  representation by the same counsel who represents
the  Company,   provided  such  counsel  is  reasonably   satisfactory  to  such
Indemnified Party, at no cost to such Indemnified Party; provided, however, that if such counsel or counsel to the Indemnified Party shall determine that due to the existence of actual or potential conflicts of interest between such Indemnified Party and the Company such counsel is unable to represent both the Indemnified Party and the Company, then the Indemnified Party shall be entitled to use separate counsel of its own choice, and the Company shall promptly advance its reasonable expenses of such separate counsel upon submission of invoices therefor. Nothing herein shall prevent an Indemnified Party from using separate counsel of its own choice at its own expense. The Company will be liable for any settlement of any claim against an Indemnified Party made with the Company's written consent, which consent shall not be unreasonably withheld.

D. In order to provide for just and equitable contribution if a claim for indemnification pursuant to these indemnification provisions is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification, then the relative fault of the Company, on the one hand, and the Indemnified Parties, on the other hand, in connection with the statements, acts or omissions which resulted in the losses, claims, damages, liabilities and costs giving rise to the indemnification claim and other relevant equitable considerations shall be considered; and further provided that in no event will the Indemnified Parties' aggregate contribution for all losses, claims, damages, liabilities and expenses with respect to which contribution is available hereunder exceed the amount of fees actually received by the Indemnified Parties pursuant to the Agreement. No person found liable for a fraudulent misrepresentation shall be entitled to contribution hereunder from any person who is not also found liable for such fraudulent misrepresentation.

E. In the event the Company and A&M seek judicial approval for the assumption of the Agreement or authorization to enter into a new engagement agreement pursuant to either of which A&M would continue to be engaged by the Company, the Company shall promptly pay expenses reasonably incurred by the Indemnified Parties, including attorneys' fees and expenses, in connection with any motion, action or claim made either in support of or in opposition to any such retention or authorization, whether in advance of or following any judicial disposition of such motion, action or claim, promptly upon submission of invoices therefor and regardless of whether such retention or authorization is approved by any court. The Company will also promptly pay the Indemnified Parties for any expenses reasonable incurred by them, including attorneys' fees and expenses, in seeking payment of all amounts owed it under the Agreement (or any new engagement agreement) whether through submission of a fee application or in any other manner, without offset, recoupment or counterclaim, whether as a secured claim, an administrative expense claim, an unsecured claim, a prepetition claim or a postpetition claim.

F. Neither termination of the Agreement nor termination of A&M's engagement nor the filing of a petition under Chapter 7 or 11 of the United States Bankruptcy Code (nor the conversion of an existing case to one under a different chapter) shall affect these indemnification provisions, which shall hereafter remain operative and in full force and effect.

G. The rights provided herein shall not be deemed exclusive of any other rights to which the Indemnified Parties may be entitled under the certificate of incorporation or bylaws of the Company, any other agreements, any vote of stockholders or disinterested directors of the Company, any applicable law or otherwise.

KASPER A.S.L., LTD.                            ALVAREZ & MARSAL, INC.


By:  /s/ Arthur S. Levine                               By: /s/ Steven Cohn
    ---------------------                                   ---------------
      Arthur S. Levine                                       Steven Cohn
         Chief Executive Officer                               Managing Director